UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 27, 2007, Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with the Guarantors (as defined below) and UBS Securities LLC, Goldman, Sachs & Co. and Banc of America Securities LLC (collectively, the “Initial Purchasers”) to issue and sell in a private placement, for resale under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $250 million aggregate principal amount of unsecured 7 1/2% Senior Subordinated Notes Due 2017 (the “Notes”). The Notes are irrevocably, fully and unconditionally guaranteed on a senior subordinated basis (the “Guarantees”) by certain of the Company’s domestic subsidiaries (the “Guarantors”). The maturity date of the Notes is May 1, 2017.

On April 2, 2007, the Company issued and sold the Notes to the Initial Purchasers, and the following agreements were entered into in connection with the closing of such issuance and sale: (i) the Company and Wilmington Trust Company, as trustee (the “Trustee”), entered into an Indenture (the “Indenture”) governing the Notes; (ii) the Company executed the New Notes; (iii) the Guarantors executed the Guarantee of the Notes, and (iv) the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement with respect to the Notes (the “Registration Rights Agreement”).

On April 2, 2007, the Company, the Guarantors, the Trustee and IntraLase Corp., a Delaware corporation (“IntraLase”), entered into a Supplemental Indenture (the “Supplemental Indenture”), whereby IntraLase unconditionally guarantees the Company’s obligations under the Notes and the Indenture.

The Notes have not been registered under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act.

Material terms and conditions of the Notes, the Guarantee and the Indenture are described in Item 2.03 of this Current Report on Form 8-K.

Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to register with the Commission exchange notes (the “Exchange Notes”), having substantially identical terms as the Notes, as part of an offer to exchange freely tradable Exchange Notes for the Notes. The Company and the Guarantors agreed to consummate the exchange offer within 180 days after April 2, 2007. The Company and the Guarantors have also agreed, in specified circumstances, to file a shelf registration statement to cover resales of the Notes. The Company and the Guarantors may be required to pay liquidated damages if they fail to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

Concurrent with the closing of the Notes, the Company entered into a Credit Agreement, dated as of April 2, 2007 (the “Credit Agreement”), among the Company, the Guarantors, the lenders from time to time party thereto, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Credit Agreement replaces the Company’s previous second amended and restated credit facility that was entered into on June 25, 2004. The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $300 million which, unless terminated earlier, matures on April 2, 2013 and a term loan in an aggregate principal amount of $450 million which matures on April 2, 2014. In addition, the Company has the ability from time to time to increase the facilities by up to an additional $200 million in the aggregate.

Amounts outstanding under the Company’s new credit facilities will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greater of (a) the federal funds rate plus one-half of one percent and (b) Bank of America’s prime rate, or the British Bankers Association LIBOR or eurocurrency rate, plus, in each case, an applicable margin of initially, 75 basis points, in respect of base rate loans and 175 basis points, in respect of eurocurrency loans. Such applicable margin being subject to adjustment based on a ratio of the Company’s consolidated total indebtedness to consolidated EBITDA, as defined in the Credit Agreement.

The Company pays as annual commitment fee that ranges from 0.375% to 0.50% of the unused portion of the revolving credit facility depending on the ratio of the Company’s consolidated total indebtedness to consolidated EBITDA, as defined in the Credit Agreement.

The Company’s new credit facilities are secured by substantially all of its assets, and the substantially all of the assets of the Guarantors.

The Credit Agreement includes, among other terms and conditions, limitations (subject to specified exclusions) on the ability of the Company and Guarantors to incur debt; create liens; engage in certain mergers, consolidations and acquisitions; sell or transfer assets; make restricted payments; make investments, loans, and advances; engage in transactions with affiliates; and enter into agreements which restrict the ability to grant liens.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition of Assets

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 5, 2007, by and among AMO, Ironman Merger Corporation, a wholly owned subsidiary of AMO, and IntraLase Corp. (“IntraLase”), on April 2, 2007, AMO completed its acquisition of IntraLase, for a total consideration of approximately $808 million in cash.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 of this Current Report on Form 8-K, on April 2, 2007, the Company completed the sale of $250 million aggregate principal amount of its Notes. The Notes are irrevocably, fully and unconditionally guaranteed on a senior basis by the Guarantors pursuant to the Guarantee.

The Notes will mature on May 1, 2017 and will bear interest at the rate of 7 1/2% per year from and including the issue date, payable semi-annually, in arrears on May 1 and November 1 of each year, commencing November 1, 2007. The Notes are general, unsecured senior obligations of the Company, and rank: (i) behind all of its existing and future senior debt; (ii) equal in right of payment to all of the existing and future unsecured senior subordinated indebtedness that do not expressly provide that they are subordinated to the Notes; and (iii) ahead of any future indebtedness that expressly provides that it is subordinated to the Notes.

The Company may redeem the Notes for cash, in whole or in part, at its option at any time on or after May 1, 2012, at redemption prices equal to 100% of the principal amount plus a premium declining ratably to par, together with accrued and unpaid interest, if any, thereon to the redemption date. In addition, at any time on or before May 1, 2007, the Company may, at its option and subject to certain requirements, use the cash proceeds from one or more qualified equity offerings by the Company to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 107.5% of the principal amount, together with accrued and unpaid interest, if any, thereon to the redemption date. If a change of control (as defined in the Indenture) occurs, the Company will be required to make an offer to purchase the Notes at 101% of the principal amount, together with accrued and unpaid interest, if any, to, but not including, the change of control purchase date.

In addition to the terms of the Notes described above, the Indenture contains covenants, which are subject to limitations and exceptions, limiting the ability of the Company and its subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends, redeem capital stock or make distributions or certain other restricted payments; (iii) make certain investments; (iv) create liens on its assets to secure debt; (v) enter into transactions with affiliates; (vi) limit dividends or other payments by its restricted subsidiaries; (vii) merge or consolidate with another company; and (viii) sell all or substantially all of its assets.

The Indenture also provides that, if an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all principal, accrued interest, if any, immediately due and payable, except that an event of default resulting from certain events of bankruptcy, insolvency or reorganization in respect of the Company or certain of its subsidiaries will automatically cause all principal, accrued interest, if any, to become immediately due and payable. Events of default include: (i) failure to pay any installment of interest on the Notes when due and payable and the continuance of any such failure for 30 days; (ii) failure to pay principal, or premium, if any, on the Notes when due and payable; (iii) failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after notice to the Company, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or certain of its subsidiaries; and (v) certain defaults in indebtedness with an aggregate amount outstanding in excess of $25 million.

Pursuant to the Guarantee, the Guarantors have irrevocably, fully and unconditionally guaranteed on a senior subordinated basis the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information. Pro forma financial information will be filed by amendment to this Current Report no later than 71 days following the date that this Report is required to be filed.

Exhibits.
10.1	Indenture, dated as of April 2, 2007, between Advanced Medical Optics, Inc., the guarantors named therein and Wilmington Trust Company, as Trustee.

10.2	Supplemental Indenture, dated as of April 2, 2007, between Advanced Medical Optics, Inc., the guarantors named therein, IntraLase Corp., and Wilmington Trust Company, as Trustee.

10.3	Registration Rights Agreement, dated as of April 2, 2007, by and among Advanced Medical Optics, Inc., the guarantors named therein, UBS Securities LLC, Goldman Sachs & Co. and Banc of America Securities.

10.4	Credit Agreement, dated April 2, 2007, by and among Advanced Medical Optics, Inc., the guarantors party thereto, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, Bank of America N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

	By:	/s/ AIMEE S. WEISNER
Date: April 2, 2007		Aimee S. Weisner
Executive Vice President,
Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
10.1	Indenture, dated as of April 2, 2007, between Advanced Medical Optics, Inc., the guarantors named therein and Wilmington Trust Company, as Trustee.

10.2	Supplemental Indenture, dated as of April 2, 2007, between Advanced Medical Optics, Inc., the guarantors named therein, IntraLase Corp., and Wilmington Trust Company, as Trustee.

10.3	Registration Rights Agreement, dated as of April 2, 2007, by and among Advanced Medical Optics, Inc., the guarantors named therein, UBS Securities LLC, Goldman Sachs & Co. and Banc of America Securities.

10.4	Credit Agreement, dated April 2, 2007, by and among Advanced Medical Optics, Inc., the guarantors party thereto, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, Bank of America N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto.